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                                                                    EXHIBIT 99.5
                               JARDEN CORPORATION
                            555 THEODORE FREMD AVENUE
                                 RYE, N.Y. 10580
March 1, 2006

Berkshire Investors LLC
One Boston Place
Boston, MA 02108

 Re:      Repurchase of Jarden Corporation (the "Company") Stock

Dear Sirs:

      1. (a) Berkshire Investors LLC and certain of its affiliated entities as specified on Schedule A (collectively, the "Seller") agree to sell to the Company, and the Company agrees to purchase from Seller, 2,000,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), at $25.00 per share (the "Stock Repurchase").

          (b) As of March 1, 2006, the Seller beneficially owns an aggregate of 4,496,558 shares of Common Stock which are held by the Seller in the amounts set forth on Schedule A attached hereto and each Seller holds one or more global stock certificates representing its indicated amount of Common Stock.

      2. In connection with the Stock Repurchase, the Seller will deliver to the Company those global stock certificates held by the Seller from each of which a portion of the aggregate amount of 2,000,000 shares of Common Stock are to be sold in the Stock Repurchase, as more fully set forth on Schedule A attached hereto, together with instructions stating the amount of shares of Common Stock to be deducted from each global stock certificate and the delivery address for those global stock certificates which will be re-issued by the Company's transfer agent to each Seller, as more fully set forth on Schedule A attached hereto. The Company will pay $25.00 per share for each share of Common Stock repurchased hereunder, for a total purchase price of $50,000,000.00 by wire transfer in accordance with the wire transfer instructions set forth on Schedule A attached hereto.

      3. Each of the Seller and the Company are sophisticated and have been advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with entering into this Letter Agreement and the transactions contemplated hereby.

      4. Seller acknowledges that it has had an opportunity to review all relevant publicly available information regarding the Company.

      5. Each of the parties agrees and acknowledges that: (i) there are no representations or warranties by or on behalf of any party hereto or any of its respective affiliates or representatives other than those expressly set forth in this Letter Agreement; (ii) no party has relied or will rely in

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respect of this Letter Agreement or the transactions contemplated hereby upon any document or written or oral information previously furnished to or discovered by it or its representatives, other than this Letter Agreement; (iii) the Company currently possesses material non-public information concerning the Company that the Seller has no direct or indirect knowledge of and which, once such information becomes publicly available subsequent to the Stock Repurchase, may materially affect the market price of the Common Stock; (iv) Seller, on behalf of itself and its respective officers, directors, shareholders, members, general partners, limited partners and representatives, hereby waives any and all claims, causes of action, losses and damages that may be incurred by Seller or such other parties directly or indirectly as a result of this Letter Agreement and the consummation of the transactions contemplated hereby, including, without limitation, by virtue of the Company's possession of material non-public information concerning the Company; (v) the Company and its affiliates, agents, officers, directors and shareholders will not have or be subject to any liability, including those arising under the federal securities laws, to Seller or any other person resulting from the distribution to Seller, or Seller's use of, any information not contained in this Letter Agreement; (vi) the parties' respective rights and obligations with respect to this Letter Agreement and the events giving rise thereto will be solely as set forth in this Letter Agreement; and (vii) this Letter Agreement contains the entire agreement between the parties with respect to the Stock Repurchase and the transactions contemplated hereby and this Letter Agreement supercedes all prior arrangements or understandings with respect thereto. Notwithstanding the foregoing, the Seller intentionally and voluntarily, and fully cognizant of the attendant risks involved, desires to enter into this Letter Agreement and consummate the transactions contemplated hereby.

      6. Nothing expressed or implied in this Letter Agreement is intended, or shall be construed, to confer upon or give any person other than the Seller and the Company and their respective affiliates, successors and permitted assigns, any rights or remedies under or by reason of this Letter Agreement.

      7. The parties expressly agree that all the terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its choice of law rules. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Letter Agreement and the transactions contemplated hereby and waives any objection to such forum, whether by way of forum non conveniens or otherwise.

      8. This Letter Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be binding on the parties. Each of the parties has been instrumental in negotiating and drafting this Letter Agreement, and as such, no rule of construction shall be applicable which construes any ambiguities against the drafting party.

      Please countersign this Letter Agreement below if you agree to the foregoing.

                            [SIGNATURE PAGE FOLLOWS]
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                                                     Very truly yours,


                                            JARDEN CORPORATION



                                            By:       /s/ James Lillie
                                               -------------------------------
                                                 Name:   James Lillie
                                                 Title:  President and COO


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AGREED TO AND ACCEPTED BY:


                                 BERKHSIRE INVESTORS LLC


                                 By:         /s/ Richard K. Lubin
                                    --------------------------------------
                                    Name:   Richard K. Lubin
                                    Title:  Managing Director

                                 BERKHSIRE FUND IV, LIMITED PARTNERSHIP


                                 By:         /s/ Richard K. Lubin
                                    ---------------------------------------
                                    Name:   Richard K. Lubin
                                    Title:  Managing Director
                                            Fourth Berkshire Associates LLC
                                            Its general partner

                                 BERKHSIRE FUND V, LIMITED PARTNERSHIP


                                 By:         /s/ Richard K. Lubin
                                    -----------------------------------
                                    Name:   Richard K. Lubin
                                    Title:  Managing Director
                                            Fifth Berkshire Associates LLC
                                            Its general partner
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                                   SCHEDULE A

          NAME OF ENTITY               NUMBER OF SHARES OF     NUMBER OF SHARES OF COMMON      TOTAL PURCHASE PRICE AT U.S.
                                        COMMON STOCK HELD       STOCK TO BE SOLD IN STOCK       $25.00 PER SHARE (SEE WIRE
                                                                       REPURCHASE              TRANSFER INSTRUCTIONS BELOW)
      Berkshire Investors LLC                408,778                     181,818                        $4,545,450
    Berkshire Fund IV, Limited              2,886,474                   1,283,860                       32,096,500
            Partnership
     Berkshire Fund V, Limited              1,201,306                    534,322                        13,358,050
            Partnership
               TOTAL                        4,496,558                   2,000,000                      $50,000,000


                     STOCK CERTIFICATE DELIVERY INSTRUCTIONS

      STOCK CERTIFICATES RE-ISSUED BY THE COMPANY'S TRANSFER AGENT AFTER GIVING EFFECT TOP THE STOCK REPURCHASE SHOULD BE DELIVERED TO:

--------------------------------------------------------------------------------
KENNETH BRING
BERKSHIRE PARTNERS
ONE BOSTON PLACE, 33RD FLOOR
BOSTON, MA 02108
--------------------------------------------------------------------------------


                            WIRE PAYMENT INSTRUCTIONS

             THE COMPANY SHOULD WIRE TRANSFER ONLY U.S. DOLLARS TO:

     PAYMENT TO:         BANK/ADDRESS     ROUTING NUMBER       ACCOUNT NAME         ACCOUNT NUMBER        BANK CONTACT
  Berkshire Investors    Bank of America    026 009 593   Berkshire Investors LLC    0093 7396 6669        Ana Cerquiera
                         New York, NY                                                                      617-434-4704
  Berkshire Fund IV      Bank of America    026 009 593      Berkshire Fund IV,      0093 7540 7887        Ana Cerquiera
                         New York, NY                      Limited Partnership                             617-434-4703
  Berkshire Fund V       Bank of America    026 009 593      Berkshire Fund V,       0094 1584 8362        Ana Cerquiera
                         New York, NY                      Limited Partnership                             617-434-4703